SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

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     14c-5(d)(2))
[X]  Definitive Information Statement

                                Mar Ventures Inc.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

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          pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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

                       WE ARE NOT ASKING YOU FOR A PROXY
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                              INFORMATION STATEMENT

                                MAR VENTURES INC.
                            1675 Broadway, Suite 1150
                             Denver, Colorado 80202
                            Telephone: (303) 825-3748

                                October 21, 1997

     This Information Statement is being mailed to the stockholders of Mar Ventures Inc., a Delaware corporation (the "Company"), on or about October 21, 1997 to inform them of actions that have been approved by written consent of the holders of a majority of the outstanding shares of common stock of the Company. Pursuant to Section 228 of the General Corporation Law of the state of Delaware and the Certificate of Incorporation of the Company, action by stockholders may be taken without a meeting by written consent of stockholders holding a majority of the outstanding shares. The actions set forth below have been approved by written consent of stockholders holding a majority of the outstanding shares and will occur on or about November 11, 1997. These actions are as follows:

     1. Amendment of the Company's Certificate of Incorporation to change the Company's name from "Mar Ventures Inc." to "PYR Energy Corporation";

     2.   Approval of the Company's 1997 Stock Option Plan; and

     3. To ratify the selection of Wheeler Wasoff, P.C. to serve as the Company's independent certified accountants for the fiscal year ended August 31, 1997.

     In addition to sending this Information Statement to all stockholders of record as of October 10, 1997 (the "Record Date"), the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward copies of this Information Statement to beneficial owners of the shares held of record by those persons. The Company may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. All the expenses involved in preparing, assembling and mailing this Information Statement will be paid by the Company.

     As used herein the "Company" means Mar Ventures Inc. and its subsidiary, PYR Energy LLC ("PYR Energy"), unless the context requires otherwise.


                             BUSINESS OF THE COMPANY

General

     PYR Energy is an independent exploration company that applies advanced 3-D seismic and computer aided exploration ("CAEX") technology to systematically explore for and exploit onshore domestic natural gas and oil accumulations in the western United States. With a primary technical focus, the Company has ongoing exploration and exploitation activities in the San Joaquin basin of California, the Denver basin of Colorado and Nebraska, the Big Horn basin of Wyoming, and the central Montana trough of Montana.

     Since its inception in 1996, PYR Energy has developed a portfolio of exploration and exploitation projects that conform to its goal of a critical mix of high-potential, high-risk exploration targets combined with moderate-potential, moderate-risk exploitation plays. The Company generates most of its exploration projects internally, and therefore, has the ability to retain a sizeable working interest in each project based on associated project risk and financial leverage through industry joint ventures. The Company attempts to limit financial exposure on a project by project basis by forming industry partnerships where the Company's technical expertise can be complemented with the financial resources and operating expertise of established companies.

     PYR Energy has successfully assembled a highly motivated technical and management team with extensive technical experience, as well as a proven track record of resource exploitation and business development. The Company was founded by a geophysicist who had previously been a founder of a 3-D seismic consulting firm in the Rocky Mountain region and by a geologist who had worked for a number of exploration and production companies for an aggregate of over 30 years. The Company's technical/management team of geophysicists and geologists brings together more than 110 years of combined experience in exploration, exploitation, and the application of applied technology. With historical exposure to over 100 3-D seismic projects, PYR Energy's experiences have resulted in the development of substantial expertise in the application of seismic technology for exploration and exploitation.

Business Strategy
-----------------

     PYR Energy holds the core belief that systematic application of advanced 3-D seismic imaging and visualization can significantly reduce drilling risk and enhance financial results. PYR Energy's business strategy is to continue to enhance stockholder value by leveraging its technical experience and expertise with 3-D seismic to identify exploration and exploitation projects with significant potential reserves and economic results based on the application of appropriate technology and suitable project risk management.

     PYR Energy's exploration and exploitation activities currently are focused solely in two mature hydrocarbon provinces: the San Joaquin basin of California, and the Rocky Mountain region, where PYR Energy management believes that the historical under-utilization of seismic technology creates tremendous opportunities. The Company currently has interests covering approximately 35,600 gross and 26,750 net acres in the San Joaquin basin and approximately 10,880 gross and 2,960 net acres in the Rocky Mountain region. (The Company currently has no producing acreage.) It plans to commence drilling on its San Joaquin acreage in late 1997 or early 1998.

     PYR Energy believes that significant exploration opportunities exist for independents in mature domestic basins located onshore. This is based on the realization that major oil and gas companies, long the dominant players in these mature basins, must focus increasingly on larger reservoir and production targets in large international frontier concessions to replace their annual production. PYR Energy's strategy is to focus on applying 3-D seismic technology to explore properties that lie within these mature basins and offer quantities of oil and gas reserves that are materially significant to the Company. The various advanced techniques that the

Company intends to utilize include 3-D seismic visualization, attribute analysis, geostatistical modeling, pre-stack depth migration, and the integration of geological and engineering data in support of reservoir characterization.

     PYR Energy has a three-pronged corporate approach for the application of exploration technology in these mature basins. The three components of this strategy are set forth below:

          o Internal generation of exploration and exploitation prospects with special emphasis on 3-D seismic application to stratigraphic play concepts.

          o Identification and exploitation of non-performing and under-utilized existing 3-D seismic surveys and acreage positions in which the application of technical expertise, and advanced interpretation and visualization methodologies significantly impact drilling results.

          o  Development  of  partnerships   with   exploration  and  production
          companies that lack advanced technical resources and expertise.

     The Company's future growth is anticipated to be driven by the systematic focus on building a reserve base through the application of 3-D seismic exploration methods and the drilling of significant, high-potential wells. PYR Energy is currently focusing its 3-D seismic activity in a limited number of geologic provinces where it is convinced that the seismic technology can dramatically impact the finding cost of hydrocarbon reserves. The Company has not yet established any oil and gas production, nor has it booked any proved reserves.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Record Date has been fixed by the Board as the record date for determination of stockholders entitled to receive this Information Statement. On that date, 9,154,804 shares of the Company's $.001 par value common stock (the "Common Stock") were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock standing in his or her name on the books of the Company. For specific information concerning shares of the Common Stock owned by the officers and directors as well as any other person owning more than five percent of the outstanding Common Stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

                        CHANGES IN CONTROL OF THE COMPANY

     The Company, on August 6, 1997, purchased all the ownership interests of PYR Energy in exchange for 4,000,000 shares of the Company's Common Stock. As a result of this transaction, PYR Energy, which is an oil and gas exploration company, became wholly owned by the Company, and the owners of PYR Energy obtained 43.7 percent of the Company's outstanding Common Stock. The owners of PYR Energy immediately prior to this transaction consisted of D. Scott Singdahlsen, Dirk MeDermott, Gregory B. Barnett, Tommye Barnett, Interactive Earth Sciences Corporation, and PinOak Inc.

     In connection with its purchase of PYR Energy, the Company agreed to appoint each of D. Scott Singdahlsen, Gregory B. Barnett and Keith F. Carney as directors of the Company. The three directors of the Company immediately prior to consummation of the transaction with PYR Energy have resigned, and the Board now consists solely of Messrs. Singdahlsen, Barnett and Carney.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company, their respective positions and ages, and the year in which each director was first elected, are set forth in the following table. Each director has been elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. Additional information concerning each of these individuals follows the table.



       Name                     Age       Position with the Company         Director Since
       ----                     ---       -------------------------         --------------

D. Scott Singdahlsen             39      Chief Executive Officer,                1997
                                         President, and Chairman
                                         of the Board

Gregory B. Barnett               36      Director                                1997

Keith F. Carney                  41      Director                                1997

Robert B. Suydam                 59      Secretary                               ---

Andrew P. Calerich               33      Chief Financial Officer                 ---



     D. Scott Singdahlsen has been the Chief Executive Officer, President and Chairman of the Board of the Company since August 1997. Since May 1996, Mr. Singdahlsen has been the General Manager of PYR Energy. From July 1992 until April 1996, Mr. Singdahlsen served variously as President and Vice President of Interactive Earth Sciences Corporation, a 3D seismic consulting firm in the oil and gas industry. Mr. Singdahlsen received a B.A. Degree in Geology from Hamilton College in New York in 1981, and a M.S. Degree in Geology from Montana State in 1986.

     Gregory B. Barnett has been a director of the Company since August 1997. Since February 1994, Mr. Barnett has been the President of Denver-based EnerCOM Incorporated, a firm with emphasis in financial communications for several industries, including oil and gas. From April 1993 until February 1994, Mr. Barnett served as Director of Investor Relations of Gerrity Oil Corporation. From April 1988 until April 1993, Mr. Barnett served as Director of Investor Relations of Maxus Energy Corporation. Mr. Barnett received a Bachelor of Business Administration Degree in Marketing from the University of Texas at Arlington in 1989.

     Keith F. Carney has been a director of the Company since August 1997. Since July 1996, Mr. Carney has been the Chief Financial Officer of Cheniere Energy, Inc., a Houston based exploration company traded on the NASDAQ SmallCap Market under the symbol CHEX. From July 1992 until April 1996, Mr. Carney was a Securities Analyst with Smith Barney. Mr. Carney received a Bachelor of Science Degree in Geology and a Master of Science Degree in Geology from Lehigh University, Bethlehem, Pennsylvania, in 1978 and 1981, respectively.

     Robert B. Suydam has been the Secretary of the Company since August 1997. Since May 1996, Mr. Suydam has been the Manager--Geology of PYR Energy. From July 1994 until December 1995, Mr. Suydam served as Senior Geologist of Snyder Oil Corporation. From March 1992 until July 1994, Mr. Suydam served as Senior Geologist of Gerrity Oil & Gas Corporation. Mr. Suydam received a Bachelor of Science Degree in Geology and a Master of Arts Degree in Geology from the University of Wyoming in 1961 and 1963, respectively.

     Andrew P. Calerich has been the Chief Financial Officer of the Company since August 1997. From June 1993 until August 1997, Mr. Calerich was a business consultant specializing in internal accounting system controls and efficiencies, management reporting systems, and budgeting. From May 1990 until June 1993, Mr. Calerich served as Corporate Controller for Tipperary Corporation, a company engaged in the business of exploring for, developing and producing crude oil and natural gas. Mr. Calerich is a Certified Public Accountant. Mr. Calerich received a Bachelor of Science Degree in each of Accounting and Business Administration from Regis College in Denver, Colorado in 1986.

Committees and Meetings
-----------------------

     The Board formed a Compensation Committee in August 1997. There is not an audit committee, a nominating committee, or other committee performing similar functions. The Compensation Committee has the authority to establish policies concerning compensation and employee benefits for employees of the Company. The Compensation Committee reviews and makes recommendations concerning the Company's compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. The Compensation Committee currently consists of Messrs. Barnett and Carney. During the fiscal year ended August 31, 1997, the Compensation Committee, which was formed in August 1997, met one time.

     During the fiscal year ended August 31, 1997 the Board of Directors met three times and acted by written consent without a meeting four times. Each director participated in at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and of all Committees of the Board of Directors on which that director served during the year ended August 31, 1997.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes, based on representations of the Company's prior management, that during the fiscal year ended August 31, 1997, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon the written representations of the former directors and officers of the Company with respect to matters occurring prior to August 6, 1997.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     As of October 6, 1997, there were 9,154,804 shares of the Company's $.001 par value common stock (the "Common Stock") outstanding. The following table sets forth certain information as of October 6, 1997, with respect to the beneficial ownership of the Company's Common Stock by each director, by all executive officers and directors as a group, and by each other person known by the Company to be the beneficial owner of more than 5% of the Company's Common
Stock:



Name and Address of                               Number of Shares                Percentage of
Beneficial Owner                                  Beneficially Owned (1)          Shares Outstanding
----------------                                  ----------------------          ------------------

D. Scott Singdahlsen                              2,000,000                           21.8%
1675 Broadway, Suite 1150
Denver, Colorado 80202

Robert B. Suydam                                  1,300,000(2)                        14.2%
1675 Broadway, Suite 1150
Denver, Colorado 80202

Gregory B. Barnett                                200,000                             2.2%
1675 Broadway, Suite 1150
Denver, Colorado 80202

Keith F. Carney                                   200,000 (3)                         2.2%
915 Bay Oaks Road
Houston, Texas 77008


All Officers and Directors as a group             3,700,000                           40.0%
 (five persons)

PinOak Inc.                                       1,300,000 (2)                       14.2%
5037 South Oak Court
Littleton, Colorado 80127

Bernard Young and Rebecca Young                   556,988(4)                          6.1%
as trustees for the Young Family Trust
dated October 1992
5269 Amestoy Avenue
Encino, California 91316


----------------

(1) "Beneficial ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) The shares shown for Mr. Suydam are owned of record by PinOak Inc. ("PinOak"). These shares are included twice in the table. They are listed as being held beneficially by both PinOak and Mr. Suydam. PinOak is owned by Mr. Suydam's wife and Mr. Suydam is the President of PinOak.

(3) The number of shares indicated includes 100,000 shares underlying warrants currently exercisable.

(4) The number of shares indicated does not include 40,000 shares owned by Mr. and Mrs. Young and an aggregate of 16,917 additional shares held by the son and daughter of Mr. and Mrs. Young and their spouses for themselves and as custodians for their children. Pursuant to Rule 16a-1(a)(4), Mr. and Mrs. Young disclaim beneficial ownership of shares held by their children and the spouses of their children.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition Of PYR Energy
-------------------------

     The Company acquired all the ownership interest in PYR as a result of the transactions described in "CHANGES IN CONTROL OF THE COMPANY". Mr. Singdahlsen received 2,000,000 shares of the Company's Common Stock in that transaction in exchange for the 50 percent of PYR that he owned immediately prior to the transaction. PinOak, a company of which Mr. Suydam is the President and whose sole shareholder is Mr. Suydam's wife, received 1,300,000 shares of the Company's Common Stock in that transaction in exchange for PinOak's ownership of
32.5 percent of the ownership interests in PYR immediately prior to the transaction. In connection with that transaction, the Company agreed to appoint each of Messrs. Singdahlsen, Carney and Barnett to constitute all the members of the Company's Board Of Directors.

Loan To PYR Energy
------------------

     In June 1997, PYR Energy borrowed $275,000 from the Company in order to fund certain of PYR Energy's obligations pursuant to PYR Energy's lease and seismic option in the San Joaquin basin. See "BUSINESS OF THE COMPANY". PYR Energy secured that loan with a pledge of PYR Energy's interest in the lease and seismic option. The loan accrues interest at a rate of eight percent per annum which is payable in arrears on the first day of each calendar quarter.

Sale Of Assets To Former Director And Officer
---------------------------------------------

     Effective as of August 6, 1997, the Company sold all the assets not related to the Company's business of oil and gas exploration, development, and consulting or to the Company's principal office in Denver, Colorado to Buddy Young, a principal stockholder and a former director and officer of the Company. The purchase price for the assets was $32,000, which was paid in the form of a release from Mr. Young to the Company of the Company's obligation to repay the $32,000 it owed to Mr. Young. The Company's approximate $32,000 obligation to Mr. Young had been incurred through advances from Mr. Young to the Company for working capital purposes. There currently are outstanding $17,852 of accounts receivable related to the assets that Mr. Young obtained the right to receive. Mr. Young also assumed all liabilities related to the assets. The Company also assigned to Mr. Young the lease for the Company's office in Encino, California and Mr. Young assumed the Company's obligations under the lease. The Company obtained a release from the landlord for additional obligations under the lease.

     In addition to the accounts receivable described above, the assets sold to Mr. Young consisted primarily of the Company's interests in three television programs, "Heartstoppers . . . At The Movies", a two-hour television program hosted by George Hamilton, "Christmas At The Movies", a one-hour television program hosted by Gene Kelly, and "It's A Wonderful Life - A Personal Remembrance", an approximately 15-minute television program hosted by Frank Capra, Jr., and the office furniture and supplies in the Company's former office in Encino, California. The television programs previously had been held by the Company for licensing to various television and cable television operators. During the year ended August 31, 1997, the Company received licensing fees of $15,216 for the television programming assets sold to Mr. Young. The low revenue amount was mainly due to the programs' previously having been licensed in most major territories. Because, as a result of the Company's acquisition of PYR Energy LLC, the Company determined to focus its activities on oil and gas exploration, development and consulting and to locate its principal office in Denver, Colorado, the Company determined that it was in its best interests to sell the assets of the Company that were not related to this business and to assign its office lease in Encino, California.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table
--------------------------

     The following table sets forth in summary form the compensation paid to the Company's current and former President during the period from the Company's inception on July 2, 1996 until its fiscal year ended August 31, 1996, and during the fiscal year ended August 31, 1997. No employee of the Company received total salary and bonus exceeding $100,000 during either of the fiscal years ended August 31, 1996 and 1997.


                                           Annual Compensation

Name and               Fiscal                                           Long-Term                 Other Annual
Principal Position     Year Ended     Salary ($)(1)    Bonus ($)        Compensation Options      Compensation ($)
------------------     ----------     -------------    ---------        --------------------      ----------------

D. Scott Singdahlsen,    1997           $6,250            -0-                 -0-                       -0-
President                1996           $ -0-             -0-                 -0-                       -0-

Buddy Young,             1997           $-0-              -0-                 -0-                      15,800 (2)
 Former President        1996           $-0-              -0-                 -0-                      14,000 (2)


---------------------

(1)  The dollar value of base salary (cash and non-cash) received.

(2)  The amount shown represents a consulting fee paid to Mr. Young.


          CHANGE IN THE NAME OF THE COMPANY TO PYR ENERGY CORPORATION.

     The Board of Directors and the holders of a majority of the outstanding shares of Common Stock have approved an amendment to the Company's Certificate of Incorporation to change the name of the Company to PYR Energy Corporation. The Board of Directors believes it is in the best interests of the Company to change the name of the Company to PYR Energy Corporation because this reflects the nature of the Company's business and will maintain the business reputation previously developed by PYR Energy, LLC. The approval of the change of the name of the Company by the Company's stockholders will become effective on or about November 11, 1997.

                             1997 STOCK OPTION PLAN

     The Board of Directors and the holders of a majority of the Company's outstanding common stock have approved the Company's 1997 Stock Option Plan (the "1997 Plan"). Approval of the 1997 Plan by the Company's stockholders will become effective on or about November 11, 1997. No options granted under the 1997 Plan may be exercised until approval of the Plan by the Company's stockholders has become effective.

     Options to purchase 1,000,000 shares of Common Stock may be granted pursuant to the 1997 Plan. These Options may be either Incentive Options or Non-Qualified Options. The 1997 Plan is intended to provide incentives to key employees and other persons who have or are contributing to the success of the Company by offering them Options to purchase shares of the Company's Common Stock. The effect of the adoption of the 1997 Plan will be to allow the Company to grant options from time to time and thereby augment its program of providing incentives to employees and other persons. The terms of the 1997 Plan concerning Incentive Options and Non-Qualified Options are substantially the same except that only employees of the Company or its subsidiaries are eligible for Incentive Options, and employees and other persons who have contributed or are contributing to the success of the Company are eligible for Non-Qualified Options. The number of Options authorized is a maximum aggregate so that the number of Incentive Options granted reduces the number of Non-Qualified Options that may be granted and vice versa. There currently are five employees eligible to receive Incentive Options and an unspecified number of persons eligible to receive Non-Qualified Options.

     Options granted under the 1997 Plan, which cannot be exercised until the stockholders' approval of the 1997 Plan is effective, are disclosed below under the heading "New Plan Benefits".

     The 1997 Plan will be administered by the Option Committee, which may consist of either (i) the Company's Board of Directors, or (ii) a committee, appointed by the Board of Directors, of two or more non-employee directors. A non-employee director is a director who (i) is not currently an officer or employee of the Company or any of its subsidiaries; (ii) does not receive compensation from the Company in excess of $60,000 for services rendered other than as a director; and (iii) is not involved in a transaction that is required to be disclosed in the Company's Form 10-KSB and proxy reports as a related party transaction. The Board of Directors has determined that the Compensation Committee will act as the Option Committee at all times that the members of the Compensation Committee meet these criteria. The Option Committee has discretion to select the persons to whom Options will be granted ("Optionees"), the number of shares to be granted, the term of each Option and the exercise price of each Option. However, no Option may be exercisable more than 10 years after the granting of the Option, and no Options may be granted under the 1997 Plan after August 13, 2007.

     The 1997 Plan provides that the exercise price of Incentive Options granted cannot be less than the fair market value of the underlying Common Stock on the date the Options are granted. In addition, the aggregate fair market value (determined as of the date an Option is granted) of the Common Stock underlying the Options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code for incentive stock options. This amount currently is $100,000. No Incentive
Option may be granted to an employee who, at the time the Option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the Options granted to the employee is at least 110 percent of the fair market value of the stock subject to the Option, and the Option is not exercisable more than five years from the date of grant.

     All options granted under the 1997 Plan will become fully exercisable upon the occurrence of a change in control of the Company or certain mergers or other reorganizations or asset sales described in the 1997 Plan.

     Options granted pursuant to the 1997 Plan will not be transferable during the Optionee's lifetime. Subject to the other terms of the 1997 Plan, the Option Committee has discretion to provide vesting requirements and specific expiration provisions with respect to the Options granted.

     It currently is anticipated that the exercise of the Options will be covered by an effective registration statement, which will enable an Optionee exercising Options to receive unrestricted stock that may be transferred or sold in the open market unless the Optionee is a director, executive officer or otherwise an "affiliate" of the Company. In the case of a director, executive officer or other affiliate, the Common Stock acquired through exercise of the Options may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. It is anticipated that sales by affiliates also will be covered by an effective registration statement.

     In the event a change, such as a stock split, is made in the Company's capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each outstanding Option. In the event of a stock dividend, each Optionee shall be entitled to receive, upon exercise of the Option, the equivalent of any stock dividend that the Optionee would have received had he or she been the holder of record of the shares purchased upon exercise. The Option Committee also may make provisions for adjusting the number of shares subject to outstanding Options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company's outstanding Common Stock.

     The Board of Directors may at any time terminate the 1997 Plan or make such amendments or modifications to the 1997 Plan that the Board of Directors deems advisable, except that (i) no amendments may impair previously outstanding Options, and (ii) amendments that materially modify eligibility requirements for receiving Options, that materially increase the benefits accruing to persons eligible to receive Options, or that materially increase the number of shares under the 1997 Plan must be approved by the Company's stockholders.

     The Incentive Options issuable under the 1997 Plan are structured to qualify for favorable tax treatment provided for "incentive stock options" by
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All references to the tax treatment of the Options are under the Code as currently in effect. Pursuant to Section 422 of the Code, Optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option. In addition, provided that the stock underlying the Option is not sold less than two years after the grant of the Option and is not sold less than one year after the exercise of the Option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. (A more favorable long-term capital gain rate is available if the stock underlying the Option is held for at least 18 months after exercise of the Option.) An Optionee also may be subject to the alternative minimum tax upon exercise of his Options. The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the Common Stock underlying the Options.

     Non-Qualified Options will not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code. An Optionee does not recognize any taxable income at the time he is granted a Non-Qualified Option. However, upon exercise of the Option, the Optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the Optionee will be treated as wages and will be subject to income tax withholding by the Company. Upon an Optionee's sale of shares acquired pursuant to the exercise of a Non-Qualified Option, any difference between the sale price and the fair market value of the shares on the date when the Option was exercised will be treated as long-term or short-term capital gain or loss. Upon an Optionee's exercise of a Non-Qualified Option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the Optionee provided that the Company effects withholding with respect to the deemed compensation.

     In August 1997, the Company granted options pursuant to the 1997 Plan that will become exercisable when the stockholders' approval of the 1997 Plan becomes effective. The following table sets forth information concerning the portion of these conditional grants of stock options made pursuant to the 1997 Plan to all current executive officers as a group and to all employees, including all current officers who are not executive officers, as a group. No grants of options were made under the 1997 Plan to the Company's President or any current directors.


                                            New Plan Benefits

                                          1997 Stock Option Plan

                                                  Aggregate Exercise             Number Of Shares
                  Name And Position              Price Of Options ($)*          Underlying Options
                  -----------------              ---------------------          ------------------

All Current Executive Officers as a Group              $112,500                       75,000
  (Three Persons)

All Employees as a Group (Excluding                    $144,000                       96,000
  Executive Officers; Two Persons)



-----------

* The dollar value shown is the aggregate exercise price of all options granted to the person or group indicated as of August 13, 1997.

     The closing bid price of the Company's Common Stock, as quoted on the OTC Bulletin Board, at the close of business on October 16, 1997 was $1.4375 per share.

     The  approval  of  holders  of  shares   representing  a  majority  of  the
outstanding shares of the Company's Common Stock was necessary to approve the 1997 Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On August 13, 1997, the Company engaged Wheeler Wasoff, P.C. of Denver, Colorado as the Company's independent accountant to replace Farber & Hass of Oxnard, California, which was dismissed on that date. This decision was approved by the Board of Directors of the Company, and ratified by holders of a majority of the outstanding shares of the Company's Common Stock. The Board of Directors believes it is in the best interests of the Company for its accountant to be located in the same city as the Company's principal executive offices.

     As the auditors of the Company, Wheeler Wasoff, P.C. will audit financial statements, review tax returns, and perform other accounting and consulting services for the Company for the fiscal year ended August 31, 1997 or until the Board of Directors, in its discretion, replaces them.

     The approval of holders of shares representing a majority of the outstanding shares was necessary to ratify the selection of auditors. There is no legal requirement for the stockholders to ratify the selection of auditors, however, the Board of Directors believes that it is of sufficient importance to seek ratification. The ratification by the Company's stockholders of the selection of the auditors will become effective on or about November 11, 1997. The Board at any time may reconsider its selection of Wheeler Wasoff, P.C.

     The independent auditor's report of Farber & Hass with respect to the Company's (i) balance sheet as of August 31, 1996, and (ii) statements of operations, stockholders' equity and cash flows for the period from July 2, 1996 (the date of the Company's inception) to August 31, 1996, was modified as to the uncertainty about the Company's ability to continue as a going concern. Farber & Hass's report did not otherwise contain an adverse opinion or disclaimer of opinion, and it was not qualified or modified as to audit scope or accounting principles. There have not been any disagreements with Farber & Hass on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure.


     This Information Statement is sent by the order of the Board of Directors.


Dated:  October 21, 1997                             /s/  D. SCOTT SINGDAHLSEN
                                                     ---------------------------
                                                     D. Scott Singdahlsen
                                                     President





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